                                                                     Exhibit 3.7

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                              ROCKFORD CORPORATION

1.       The name of the corporation is ROCKFORD CORPORATION.

2. The amendment adopted by action of the directors and shareholders is to amend the corporation's articles of incorporation as follows:

         Amend Article IV so that it reads in its entirety as follows:

                  The corporation shall have authority to issues 40,000,00 shares of common stock of the par value of $.01 per share.

3. The date of adoption of the amendment by the shareholders was June 28, 1999.

4. The number of shares of the corporation outstanding and the number of shares entitled to vote thereon were 1,093,218.

5. The number of shares voting in favor of adopting the amendment was 1,043,996, and the number of shares voting against the adoption was zero (0).

                                    DATED as of June 28, 1999.

                                                ROCKFORD CORPORATION

                                                By   /s/   W. Gary Suttle
                                                   -----------------------------
                                                     W. Gary Suttle, President

                                                By   /s/   James M. Thomson
                                                   -----------------------------
                                                     James M. Thomson, Secretary

STATE OF ARIZONA    )
                    )  ss.
County of Maricopa  )

                  The foregoing instrument was acknowledged before me this 28th day of June, 1999, by W. Gary Suttle, President of ROCKFORD CORPORATION, an Arizona corporation, on behalf of the corporation.

                                                     /s/   Victoria Lynn Hodson
                                                   -----------------------------
                                                         Notary Public

                                                        (Notary Seal)

STATE OF ARIZONA     )
                     )  ss.
County of Maricopa   )

                  The foregoing instrument was acknowledged before me this 28th day of June, 1999, by James M. Thomson, Secretary of ROCKFORD CORPORATION, an Arizona corporation, on behalf of the corporation.

                                                     /s/   Victoria Lynn Hodson
                                                   -----------------------------
                                                         Notary Public

                                                        (Notary Seal)

                                      -2-